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                                                                     Exhibit 5.1

                                  June 27, 2003


OMNOVA Solutions Inc.
175 Ghent Road
Fairlawn, Ohio 44333

     Re: $165,000,000 Senior Secured Notes Due 2010

Ladies and Gentlemen:

     We are acting as counsel to OMNOVA Solutions Inc., an Ohio corporation (the "Company"), in connection with the proposed issuance and exchange (the "Exchange Offer") of up to $165,000,000 aggregate principal amount of the Company's Senior Secured Notes due 2010, registered under the Securities Act of 1933 (the "Exchange Notes"), for an equal principal amount of the Company's outstanding Senior Secured Notes due 2010 (the "Private Notes"). The Private Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of May 28, 2003 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee").

     In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and such matters of law we have deemed necessary for purposes of this opinion.

     Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that when the Registration Statement on Form S-4 relating to the Exchange Offer becomes effective under the Securities Act of 1933, and the Exchange Notes are executed by the Company, authenticated by the Trustee in accordance with the Indenture and delivered in exchange for the Private Notes in accordance with the terms of the Exchange Offer, the Exchange Notes will be validly issued by the Company and will constitute valid and binding obligations of the Company.

     Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of New York, and the Ohio General Corporation Law, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Ohio or any other jurisdiction.

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OMNOVA Solutions Inc.
June 27, 2003

Page 2

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                     Very truly yours,


                                                     /s/ Jones Day